As filed with the Securities and Exchange Commission on June 10, 2008

Registration No. 333-118175

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST EFFECTIVE AMENDMENT NO. 2

TO

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

ANTIGENICS INC.

(Exact name of Registrant as specified in its charter)

Delaware	2836	06-1562417
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

162 FIFTH AVENUE, SUITE 900

NEW YORK, NEW YORK 10010

(212) 994-8200

(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

Garo H. Armen, Ph.D.

President and Chief Executive Officer

Antigenics Inc.

162 Fifth Avenue, Suite 900

New York, New York 10010

(212) 994-8200

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copy to:

Paul M. Kinsella

Ropes & Gray LLP

One International Place

Boston, MA 02110-2624

(617) 951-7000

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐                                                 Accelerated filer ☒

Non-accelerated filer   ☐                                                 Smaller reporting company ☐

(Do not check if a smaller reporting company)

EXPLANATORY NOTE

Antigenics Inc. filed a registration statement (File No. 333-118175) with the Securities and Exchange Commission (the “SEC”) on August 12, 2004, as amended by Post-Effective Amendment No. 1 filed with the SEC on April 4, 2007 (the “Registration Statement”) registering securities up to a maximum public offering price of $100,000,000. This Post-Effective Amendment No. 2 is filed to deregister the $84,158,000 of securities that remain unsold under the Registration Statement.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, Antigenics Inc. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment No. 2 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on June 10, 2008.

Antigenics Inc.

By:	/s/ Garo H. Armen
Garo H. Armen, Ph.D. Chief Executive Officer